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                                                                  Exhibit (p)(i)

                               Fifth Third Funds

                                Code of Ethics
                                --------------

1.   Statement of General Fiduciary Principles
     -----------------------------------------

     This Code of Ethics ("Code") is based on the principles that each Access Person (as such term is hereinafter defined) (i) has a duty to place the interests of the shareholders of the Trust first, (ii) must conduct his or her personal securities transactions consistently with this Code of Ethics and the related procedures and in such a manner so as (A) to avoid any actual or potential conflict of interest, (B) not to abuse such person's position of trust and responsibility or (C) not to interfere with the management of the Trust's investment portfolio, and (iii) may not take inappropriate advantage of his or her position. For example, Access Persons should avoid the appearance of conflict from a personal transaction in a Security, when the Security is or should be recommended, or the failure to purchase or sell such Security for, the Trust occurs.

     Access Persons must adhere to general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures may not automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Persons' fiduciary duty to the Trust and its shareholders or a failure to adhere to general fiduciary principles.

2.   Definitions
     -----------

     (a) "Adviser" means each investment adviser or investment subadviser to the Trust.

     (b) "Trust" means Fifth Third Funds, an investment company registered under the 1940 Act and each of its separate series.

     (c) "Access Person" means (i) any director, officer, general partner or Advisory Person of the Trust or an Adviser, (ii) any director, officer or general partner of a principal underwriter of Trust shares who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Securities, (iii) any immediate family member in the same household of such director, officer, general partner or Advisory Person, and (iv) any trust account if such director, officer, general partner, Advisory Person or immediate family member has influence or control over such account.

     (d) "Advisory Person" of the Trust or an Advisor means (i) any employee of the Trust or the Adviser (or of any company in a control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sales of securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales, and (ii) any natural
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person in a control relationship to the Trust or Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Securities by the Trust.

     (e) The "1940 Act" means the Investment Company Act of 1940, as amended.

     (f) "Associated Procedures" means those policies, procedures and/or statements that are designated to supplement this Code and its provisions.

     (g) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended, in determining whether a person is a beneficial owner of a security for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

     (h) "Control" shall have the same meanings as that set forth in Section 2(a)(9) of the 1940 Act.

     (i) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of the Section 2(a)(19) of the 1940 Act.

     (j) "Purchase or sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security.

     (k) "Investment Personnel" means any employee of the Adviser (or of a company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust.

     (l) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities; options on and warrants to purchase or sell equity or debt securities; shares of closed-end investment companies; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, "Security" shall include future contracts. "Security" shall not include: direct obligations of the Government of the United States (including short term debt securities which are U.S. government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers' acceptances; bank certificates of deposit; commercial paper; and high quality short term debt instruments, including repurchase agreements; shares of registered open-end investment companies; Securities which are not eligible for purchase or sale by the Trust (this includes Fifth Third
Bank).

     (m) "Public Company" means any entity subject to the reporting requirements, under Section 12 or 15(d), of the Securities Exchange Act of 1934.

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     (n) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended.

     (o) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or
Section 4(6), or pursuant to Rule 504, 505 or 506 of Regulation D under the Securities Act of 1933, as amended.

3.   Exempted Transactions
     ---------------------

     The prohibitions of Section 4 of this Code shall not apply to:

     (a) Purchases or sales effected in any account in which an Access Person has Beneficial Ownership over which the Access Person has no direct or indirect, influence or control.

     (b) Purchases or sales which are non-volitional on the part of either the Access Person or the Trust.

     (c) Purchases which are either: made solely with the dividend proceeds received in a dividend investment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

     (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired for such issuers, and any sales of such rights so acquired.

4.   Prohibited Transactions and Activities
     --------------------------------------

     (a) No Access Person shall purchase or sell any Security in which such person has or would have Beneficial Ownership if, in effecting such purchase or sale, such person would violate any of the fiduciary principles stated in
Section 1 of this Code of Ethics or engage in conduct prohibited by Rule 17j-1(b) under the 1940 Act.

     (b) No Access person shall induce or cause the Trust to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Trust. Examples of this would include causing the Trust to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Trust to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

     (c) No Access Person may use his or her knowledge of the Trust's portfolio transactions to profit by the market effect of such. One test, which will be applied in determining whether this prohibition has been violated, will be to review the Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the fiduciary principles stated in Section

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1 of this Code have been violated or the conduct prohibited by Rule 17j-1(b)
under the 1940 Act has been engaged in.

     (d) All Access Persons are prohibited from acquiring Beneficial Ownership in any Security distributed in an Initial Public Offering.

     (e) All Access Persons are prohibited from acquiring Beneficial Ownership in any Securities in a Limited Offering, without the prior written approval of the Board of Trustees of the Trust (or its delegate).

     (f) All Access Persons are prohibited from purchasing or selling any Security within one (1) business day before the Trust purchases or sells the same Security (the "Black-out period"). Transactions undertaken in violation of this prohibition will be subject to sanctions (see paragraph 6).
Notwithstanding the foregoing, an Access Person may purchase or sell a security within the Black-out period, provided that: (a) the Access Person is an Access Person to the Trust solely because such person is (i) a director, officer, general partner or Advisory Person of an Adviser, (ii) an immediate family member in the same household of such director, officer, general partner or Advisory Person, or (iii) a trust account over which such director, officer, general partner, Advisory Person or immediate family member has influence or control, (b) that Adviser serves as investment adviser and/or investment subadviser to less than all of the separate series of the Trust and (c) the Security is being purchased or sold by a series of the Trust other than a series to which the Adviser serves as investment adviser or subadviser.

     (g) All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing or more than a de minimis value in any year from any person or entity from, to or through whom the Trust purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less.

     (h) All Investment Personnel are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the Board of Trustees of the Trust (or its delegate). Authorization to serve on the board of a Public Company may be granted in instances where the Board of Trustees of the Trust (or its delegate) determines that such board service would be consistent with the interests of the Trust, and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Investment Personnel has an affirmative duty to excuse himself from participating in any deliberations by the Trust regarding possible investments in the Securities issued by the Public Company on whose board the Investment Personnel sits.

5.   Reporting
     ---------

     (a) No later than 10 days after March 15, 2000 or after a person becomes an Access Person, each Access Person shall file with the Board of Trustees of the Trust, or its delegate a report that includes the following information as of the date such person has become an Access Person:

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         (i)    The title, number of shares and principal amount of each
                Security in which the Access Person has any direct or indirect beneficial ownership;

         (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person;

         (iii)  The date that the report is submitted by the Access Person.

     (b) Every Access Person shall report to the Board of Trustees of the Trust (or its delegate) the information described in paragraph 5(c) of this Code with respect to transactions (other than those personal transactions in Securities exempted under paragraph 3 of this Code) in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and the establishment by the Access Person of any account in which Securities were held during the calendar quarter for the direct or indirect benefit of the Access Person.

     (c) Every quarterly transaction report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

         Transactions:

         (i) the date of the transaction, the title and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Security involved;

         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including disposition by gift;

         (iii)  the price at which the transaction was effected;

         (iv) the name of the broker, dealer or bank through whom the transaction was effected; and

         (v) if there were no personal transactions in Securities during the period, then the report must state "none".

         Securities Accounts:

         (vi) the name of the broker, dealer or bank with whom the Access Person established the account;

         (vii)  the date the account was established; and

         (viii) the date that the report is submitted by the Access Person.

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     (d)  No later than [January 30] of each year, each Access Person shall file with the Board of Trustees of the Trust (or its delegate) a report that includes the following information as of December 31 of the immediately prior year:

          (i) The title, number of shares and principal amount of each Security in which the Access Person has any direct or indirect Beneficial Ownership;

          (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person;

          (iii) The date that the report is submitted by the Access Person.

     (e) Any such report required by paragraph 5(a), 5(b) or 5(d) hereof may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

     (f) Every Access Person, if requested by Fifth Third Bank, is required to direct his or her broker to forward to the Board of Trustees of the Trust (or its delegate), duplicate copies of both confirmations of all personal transactions in Securities effected for any account in which such Access Person has direct or indirect Beneficial Ownership and periodic statements relating to any such account.

     (g) Any Access Person who receives any gift, favor, preferential treatment, valuable consideration or other things of value of more than de minimis value in any year from any person or entity that does business either with or on behalf of the Trust or as Adviser (including an issuer of Securities or any entity or person through which the Trust purchases or sells Securities) is required to report the receipt of such gift to the Adviser's designated compliance officer. This reporting requirement shall not apply to an occasional meal, ticket to a sporting event or the theatre, or comparable entertainment, which is neither so frequent nor so extensive as to raise any question of propriety:

     (h) All Access Persons are required, on a periodic basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provision. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

     (i) The following Access Persons are exempt from certain reporting conditions in paragraph 5:

          (i) A person need not make a report required by paragraph 5(a), 5(b) or 5(d) hereof with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

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          (ii)   A Disinterested Trustee who would be required to make a report solely by reason of being a Trustee of the Trust, need not make:

                 (A) An initial holdings report under paragraph 5(a) hereof and an annual holdings report under paragraph 5(d) hereof; and

                 (B) A quarterly transaction report under paragraph 5(b) hereof, unless the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Security, the Trust or any of its separate series purchased or sold the Security, or the Trust or an Adviser considered purchasing or selling the Security.

          (iii) An Access Person to a Trust's principal underwriter need not make a report to the principal underwriter under paragraph 5(a), 5(b) or 5(d) hereof if:

                 (A) The principal underwriter is not an affiliated person of the Trust or any Adviser; and

                 (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any Adviser.

6.   Sanctions
     ---------

     Upon discovering a violation of this Code, the Board of Trustees of the Trust (or its delegate) may take such actions or impose such sanctions, if any, as it deems appropriate. These sanctions may include that the transaction be unwound. Additional sanctions may include a letter of censure or suspension, a fine, or termination of the employment of the violator. (In instances where a member of the Access Person's household commits the violation, any sanction would be imposed on the Access Person.) The filing of any false, incomplete or untimely reports, as required by paragraph 5 of this Code, may (depending on the circumstances) be considered a violation of this Code. Notwithstanding any of the foregoing, any profits realized will be required to be disgorged (to an entity designated by the Board of Trustees of the Trust or its delegate).

7.   Application of Code to Access Persons of the Adviser and Principal
     ------------------------------------------------------------------
     Underwriter
     -----------

     (a) The provisions of the code of ethics of each Adviser and the principal underwriter of Fund Shares are hereby incorporated by reference as the Trust's code of ethics applicable to Access Persons of the Trust who also are Access Persons of the Advisor or principal underwriter. Those Access Persons will remain subject to the provisions of this Code, other than paragraphs 5(a), 5(b) and 5(d) hereof, in addition to the requirements of the Code of the Adviser or principal underwriter. In lieu of the reporting requirements of paragraphs 5(a), 5(b) and 5(d) hereof, those

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Access Persons must submit reports as required by the Code of the Adviser or principal underwriter.

     (b) A violation of the Code of an Adviser or the principal underwriter by an Access Person of the Trust who also is an Access Person of the Adviser or principal underwriter will constitute a violation of this Code.



                               FIFTH THIRD FUNDS

TO:       Access People

FROM:     [NAME]

SUBJECT:  Code of Ethics

     Those who are "Access Persons" require an acknowledgment of the Code of Ethics. Everyone who has access to trading and investment recommendation information should review the code and sign this letter.

     I have read and understood the policies and procedures set forth in the Fifth Third Funds' Code of Ethics. I agree to abide by these policies and procedures. I know a failure to comply may constitute a violation of federal and state securities laws and regulations which may subject me to civil liabilities, criminal penalties and/or employment sanctions.


___________________________             _____________________________
Signature                               Date


___________________________
Print Name

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                              TRADE AUTHORIZATION
                              -------------------



NAME_______________________             DATE______________________

ASSETS TO BE PURCHASED:

___________________________        :    __________________________
___________________________        :    __________________________
___________________________        :    __________________________
___________________________        :    __________________________

ASSETS TO BE SOLD:

___________________________        :    __________________________
___________________________        :    __________________________
___________________________        :    __________________________
___________________________        :    __________________________

     NO POOLED OR MUTUAL FUND TRANSACTIONS IN THE ABOVE ASSETS HAVE BEEN COMPLETED ARE PENDING OR CONTEMPLATED WITHIN THE NEXT BUSINESS DAY.

APPROVAL:____________________________   DATE:_____________________

     A TRANSACTION HAS OCCURRED, IS PENDING OR IS CONTEMPLATED WITHIN THE NEXT BUSINESS DAY. SENIOR VICE PRESIDENT APPROVAL IS REQUIRED.

PLEASE EXPLAIN SITUATION:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

APPROVAL GIVEN/DENIED BY:

__________________________________      DATE______________________
NAME/SIGNATURE

__________________________________      APPROVED/DENIED___________
TITLE
FUND MANAGER KEEPS ORIGINAL
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